UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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General Dynamics Corporation

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April 2014 Shareholder Outreach on Executive Compensation April 2014

April 2014
Executive Summary
Focused Strategy Under New CEO in 2013
Strong Company Performance and Return of Capital to
Shareholders
Shareholder Outreach and Response to 2013 Say on Pay Vote
Compensation Structure Linking Pay to Performance
Strong, Independent Compensation Governance and Practices
Balanced Board Tenure and Sound Governance Practices

April 2014
Focused Strategy Under New CEO
New Leadership with a Refined Focus.
Phebe Novakovic became Chair
and CEO on January 1, 2013, articulating a focus on getting Back to Basics
Strong, Improving Performance.
By highlighting operational effectiveness
and cost management, each of the four business groups –
Aerospace,
Information Systems and Technology, Combat Systems and Marine
Systems
– demonstrated strong and improving performance in 2013
Driving Growth and Value.
The company achieved a direct, positive result
on shareholder value by driving performance in three key areas:
Increasing Return
on Invested Capital
Expanding Margins
Managing for Cash
Flow

April 2014
Focus on Driving Shareholder Value. Strong long-term stock performance combined with a history of increasing dividends and share buybacks
2013 Operating Performance. Significant improvement through a renewed focus on margin expansion, cash generation and ROIC
With no acquisitions in 2013, free cash flow was returned to shareholders in the form of dividends and share repurchases
Announced in January 2014 an accelerated share repurchase program to repurchase 11.4 million shares
Solid Performance and Return of Capital
to Shareholders
Strong Total Shareholder Return in 2013
Increase in Dividend Payments

$50
$60
$70
$80
$90
$100
$0.38
$0.42
$0.47
$0.51
$0.56
$0.62
2009 2010 2011 2012 2013 2014

April 2014
Shareholder Outreach and Response to
2013 Say on Pay Vote
In response to our say on pay vote, our Compensation Committee Chair and members of the management team engaged directly with several of our largest shareholders and took action in response to address feedback
Shareholder Feedback Company Response
Lengthen the performance measurement period for the
performance-based long-term incentives to more than one
year
Performance Restricted Stock Units (PRSUs) will be subject to a three-
year performance period, instead of a one-year period starting with 2015 grants
Focus on the alignment of compensation with company
performance and shareholder value drivers
Implemented and disclosed scorecards for each NEO with specific, measurable goals used to drive compensation
Demonstrate a link between executive compensation and
performance, and how performance metrics relate to total
shareholder return
Enhanced CD&A disclosure to show the connection between the
program’s structure and performance (primarily through the use of equity), and by disclosing realizable pay relative to company stock performance
Disclose realizable pay to help shareholders better
understand the alignment of compensation with company
performance
Added new disclosure showing 3-year realizable pay for the CEO, demonstrating that the program closely aligns executive compensation with company performance
Clarify disclosure regarding specific components of the
program
New CD&A disclosure that more clearly discusses each component of compensation and the well-disciplined process used to set and grant compensation
Carefully consider shareholder dilution and annual burn rate when granting equity compensation
Given the company’s higher use of equity based compensation relative to other companies, the dilution and burn rate is generally slightly higher on a relative basis.  The Committee believes this use of equity more closely links executive and shareholder interests

April 2014
Compensation Structure Linking Pay to
Performance
Annual Incentives Long-Term Incentives
Short Term Pay
Long Term Pay
Cash
Performance RSUs (25%)
Restricted Stock (25%)
Stock Options (50%)
Base Salary
Cash
Key
Elements of
Pay
Performance
Metrics
Affecting
Ultimate Value
Fixed
compensation
to attract and
retain NEOs
Earnings from Continuing
Operations
Sales
Business Group
Performance
Free Cash Flow from
Operations
Stock Price
Indexed to Total Cash
Compensation
Return on Invested Capital
(Moving to 3-Year Measurement)

April 2014
Aligning Pay with Performance During
Our Senior Leadership Transition
Phebe Novakovic became CEO in 2013 and began building her management team; SVP and CFO
L. Hugh Redd retired on Dec. 31, 2013 as part of this transition
Mr. Redd served through all of 2013 but was not employed by the company in March 2014, which is when 2013 long-term incentive awards were granted in recognition of 2013 and prior years’
performance
Executives not employed at the company at the time equity grants are made are not entitled to such grants
To compensate Mr. Redd for agreeing to retire on Dec. 31, precluding his receipt of an equity grant in 2014, the company agreed to provide a pension service credit
The $2 million incremental value of the service credit approximately correlates to the estimated amount of the grant date value of the equity compensation that Mr. Redd would have been entitled to had he remained with the company, given his bonus and salary
The Compensation Committee believes this form of compensation links Mr. Redd’s pay with performance, while recognizing his willingness to support the leadership transition
The company has not provided service credits to any other current executive officers.  In light of concerns raised about the use of pension service credits, the company will not provide service credits to any named executive officers going forward

April 2014
Strong, Independent Compensation
Governance and Practices
100% independent Compensation Committee
Independent compensation consultant reporting to the Compensation
Committee
Strong link between pay and performance with 92% of CEO and 81% of
NEO compensation variable
Market-leading stock ownership requirements of 15x base salary for CEO and 10x for the other NEOs
No employment agreements with NEOs
Double-trigger change-in-control arrangements
Adopted a clawback policy
Anti-hedging policy in place and adopted anti-pledging policy
Limited perquisites
Eliminated excise tax gross-ups

April 2014
Balanced Board Tenure and Sound
Governance Practices
Director Tenure
We have a well-balanced board with
a mix of long-term experience and
fresh perspective, each with a
diverse range of backgrounds, talent,
skill and expertise that are valuable
in the board’s responsibility and
oversight role
100% committee independence
Right to call special meetings (10%
individual; 25% group of
shareholders)
Action by written consent
Robust independent lead director
role
Majority voting
Annual elections
No poison pill in place
Qualified directors with a deep
understanding of the company’s core
business areas and complex issues
and risks facing public company
boards
Governance Practices
5
Directors
4
Directors

3
Directors